Exhibit 10.45

Name:	[_________]
Number of Restricted Stock Units:	[_________]
Date of Grant:	[_________]
Vesting Commencement Date:	[_________]

VERASTEM, INC.
2021 Equity Incentive Plan

Restricted Stock Unit Agreement

This agreement (this “Agreement”) evidences a grant (the “Award”) of Restricted Stock Units (“RSUs”) by Verastem, Inc., a Delaware corporation (the “Company”), to the individual named above (the “Participant”), pursuant to and subject to the terms of Verastem, Inc. 2021 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”).  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.Grant of RSUs.  On the date of grant set forth above (the “Date of Grant”), the Company granted to the Participant the number of Restricted Stock Units (“RSUs”) set forth above, giving the Participant the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock (a “Share”) with respect to each RSU subject to this Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The RSUs are granted to the Participant in connection with the Participant’s Employment.

2.Vesting.  Unless earlier terminated, forfeited, relinquished or expired, the RSUs will vest as to [  ] (with the number of RSUs that vest on each such date being rounded down to the nearest whole RSU and with the Award becoming vested as to one hundred percent (100%) of the RSUs on the final vesting date), in each case, subject to the Participant’s continued Employment through the applicable vesting date. In the event of a Change in Control, all RSUs outstanding and unvested immediately prior to such Change in Control will become fully vested immediately prior to (and subject to the consummation of) such Change in Control. For purposes of this Agreement, “Change in Control” shall mean (i) the acquisition of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of securities of the Company representing a majority or more of the combined voting power of the Company’s then outstanding securities, other than an acquisition of securities for investment purposes pursuant to a bona fide financing of the Company; (ii) a merger or consolidation of the Company with any other corporation in which the holders of the voting securities of the Company prior to the merger or consolidation do not own more than fifty (50) percent of the total voting securities of the surviving corporation; or (iii) the sale or disposition by the Company of all or substantially all of the Company’s assets other than a sale or disposition of assets to an affiliate of the Company or a holder of securities of the Company.

3.Cessation of Employment. If the Participant’s Employment ceases for any reason, except as expressly provided in a written employment, change of control or severance-benefit agreement between the Participant and the Company or one of its affiliates that is in effect at the time of such cessation of Employment, the RSUs, to the extent not then vested, will be immediately forfeited for no consideration.
4.Dividends.  The RSUs shall have no rights with respect to dividends declared by the Company with respect to its capital stock; provided, that, the foregoing shall not prohibit or otherwise limit the adjustment of the terms of this Agreement by the Administrator in accordance with Section 7 of the Plan.
5.Delivery of Shares.  The Company shall, as soon as practicable upon the vesting of any RSUs (but in no event later than thirty (30) days following the date on which such RSUs vest), effect delivery of the Shares with respect to such vested RSUs to the Participant (or, in the event of the RSUs have passed to the estate or beneficiary of the Participant or a permitted transferee, to such estate or beneficiary or permitted transferee).
6.Restrictions on Transfer.  The RSUs may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.
7.Forfeiture; Recovery of Compensation.  By accepting, or being deemed to have accepted, the RSUs, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee, with respect to the RSUs, including the right to any Shares acquired in respect of the RSUs and any amounts received in respect thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision).  The Participant further agrees to be bound by the terms of any applicable clawback or recoupment policy of the Company.  Nothing in the preceding sentence will be construed as limiting the general application of Section 9 of this Agreement.
8.Taxes.
(a)	The Participant expressly acknowledges that the vesting and/or settlement of the RSUs acquired hereunder may give rise to “wages” subject to withholding. The number of shares of Stock necessary to satisfy the minimum statutory withholding tax obligations on the vesting date or settlement date, as applicable, will automatically be released by the Participant from the Shares otherwise deliverable to the Participant hereunder on such date to a broker or other third-party intermediary acceptable to the Company (the “Broker”) and sold in order to satisfy such withholding tax obligations (“Sell to Cover”). The Participant hereby authorizes the Company to instruct the Broker to sell such Shares. The Participant will be responsible for all third-party administration processing fees in connection with such Sell to Cover. In addition, the Participant may be subject to and taxed in respect of short-term capital gains or losses that reflect the difference in the withholding tax liability determined on the date that the Award vests and/or settles hereunder and the sales price actually achieved.

(b)	Notwithstanding anything in this Agreement to the contrary, the Participant acknowledges and agrees that the Sell to Cover provision may not cover the Participant’s full tax liability as it relates to the vesting and settlement of the Award and that the Participant shall remain fully responsible for his or her tax obligations in respect of the Award in all cases.
(c)	The Participant further acknowledges and agrees as follows:
(i)The instruction to the Broker to sell in connection with the Sell to Cover provision is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and is to be interpreted to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act, including the applicable cooling-off period(s) described therein.
(ii)The Participant is not aware of any material, nonpublic information with respect to the Company or any securities of the Company as of the date of this Agreement.  The Participant entered into this Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act.
(iii)The Sell to Cover contemplated by this Agreement is adopted to (A) be effective as of the Date of Grant and (B) permit the Participant to sell a number of Shares issued upon the vesting or settlement of the Award sufficient to pay the statutory minimum amount of withholding taxes that become due as a result of the vesting or settlement of the Award.
(iv)The Broker is under no obligation to arrange for any sale in connection with the Sell to Cover provision at any particular price.
(v)The Participant hereby authorizes the Broker to remit directly to the Company the proceeds necessary to cover the Participant’s tax liability as it relates to the vesting and settlement of the Award as provided in Section 8(a) above, and to retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Broker relating to the Sell to Cover.
(vi)The Participant hereby appoints the Company as his or her agent and attorney-in-fact to instruct the Broker with respect to the number of Shares to be sold under the Sell to Cover contemplated by this Agreement.
(vii)The Participant hereby waives any claims he or she may have against the Company and its directors, officers or employees now or in the future related to Company’s instructions to the Broker or any actions taken by the Broker in effecting sales or otherwise and shall indemnify and hold the Company and its directors, officers, employees and agents harmless from any losses, costs, damages, or expenses relating to any sale under the Sell to Cover contemplated by this Agreement.

(viii)It may not be possible to sell Shares due to, among other reasons, (A) a legal or contractual restriction applicable to the Participant or to the Broker, (B) a market disruption, (C) rules governing order execution priority on the Nasdaq Global Market or (D) if the Company determines that sales may not be effected hereunder.
(d)	No Shares will be delivered pursuant to the Award unless and until the Participant has remitted to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) an amount sufficient to satisfy all taxes required to be withheld in connection with such vesting or settlement, whether through the Sell to Cover (to the extent available) or otherwise. The Participant authorizes the Company and its subsidiaries to withhold any amounts due in respect of any required tax withholdings or payments from any amounts otherwise owed to the Participant, but nothing in this sentence may be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 8.
(e)	The Award is intended to be exempt from Section 409A of the Code as a short-term deferral thereunder and shall be construed and administered in accordance with that intent. Notwithstanding the foregoing, in no event will the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.
9.Provisions of the Plan.  This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant has been made available to the Participant.  By accepting, or being deemed to have accepted, the Award, the Participant agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
10.Acknowledgements.  The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument; (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder; and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement.

VERASTEM, INC.

By:
Name:
Title:

Agreed and Accepted:

By_______________________________

   [Participant’s Name]

Signature Page to Restricted Stock Unit Agreement